Exhibit 99.1

Jasper Therapeutics Reports Third Quarter 2024 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., November 7, 2024 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter ended September 30, 2024, provided a corporate update and announced the closure of Jasper’s legacy clinical study in lower-risk myelodysplastic syndromes (LR-MDS).

“We achieved several significant milestones in our mast cell development programs in recent months, highlighted by positive initial data from our SPOTLIGHT study in CIndU,” said Ronald Martell, President and Chief Executive Officer of Jasper. “We were very excited to present our first dataset evaluating briquilmab in a mast cell disease, which showed that over 90% of patients treated in the 40mg and 120mg dose cohorts achieved a clinical response, with no serious adverse events (SAEs) and no grade 3 or higher adverse events (AEs) reported. We also made significant progress advancing our development programs in chronic urticaria and asthma with the addition of higher dose cohorts in the BEACON and SPOTLIGHT studies as well as the attainment of regulatory clearance in Canada and the EU for our asthma challenge study. We are looking forward to our next major milestone with the presentation of initial data from the BEACON study expected during the week of January 6th, 2025.”

Highlights for Third Quarter 2024 and Recent Weeks

●	Reported preliminary data from the ongoing SPOTLIGHT Phase 1b/2a study of subcutaneous briquilimab in adult participants with cold urticaria (ColdU) or symptomatic dermographism (SD), the two most prevalent sub types of CIndU.

o	14 of 15 participants (93%) enrolled in the 40mg (n=3) and 120mg (n=12) dose cohorts of the study achieved a clinical response within the 6-week preliminary analysis period following administration.

o	In the 120mg dose cohort, 10 of 12 participants (83%) experienced a complete response (CR), and 1 participant experienced a partial response (PR).

o	Briquilimab was well tolerated in the study, with no serious adverse events (SAEs) and no grade 3 or higher adverse events (AEs) reported.

o	In alignment with Jasper’s clinical development plan, Jasper obtained regulatory clearance to enroll a 180mg dose cohort (n=12) in the SPOTLIGHT study, which is open and enrolling patients.

o	Jasper continues to expect to present full data from the study, including the 180mg cohort, in the first half of 2025.

●	Announced regulatory clearance in the US and the EU to further expand the BEACON study in CSU by adding a 360mg single-dose cohort (n=4); patient enrollment in this cohort has completed. Jasper continues to plan to report initial data from all doses of the BEACON study up through 240mg during the week of January 6th, 2025. Data from the recently added 360mg single-dose cohort is expected to be reported later in the first half of 2025.

●	Announced commencement of an open-label extension study in chronic urticarias that will roll over patients from the BEACON and SPOTLIGHT studies upon completion of their initial follow up period.

●	Announced that regulatory authorities in Canada, and more recently, the EU, have cleared Jasper’s Clinical Trial Application (CTA) for a Phase 1b/2a asthma challenge study evaluating briquilimab in asthma. The Phase 1b/2a study in asthma is a single dose double-blind, placebo-controlled study that is expected to enroll 30 patients across as many as 10 sites in Canada and the EU with a key objective of demonstrating proof-of-concept in asthma utilizing a therapeutic dose to inform future trials in the broader asthma population.

o	Patient enrollment in the study has commenced and dosing is expected to begin in the fourth quarter of 2024.

o	Jasper expects to present initial data from the study in the second half of 2025.

●	Announced that the Phase 1 open label trial evaluating briquilimab as a second-line therapy in patients with LR-MDS demonstrated that briquilimab was able to deplete diseased hematopoietic stem cells (HSCs) and was well-tolerated by patients without exacerbating pre-existing anemia, neutropenia or thrombocytopenia. The reduction in diseased HSCs, however, did not ultimately translate into an improvement in hematopoiesis for patients, and as a result Jasper has elected to discontinue development in the indication. Data from the study are expected to be presented at a future medical conference.

●	Presented preclinical briquilimab data at the American College of Allergy, Asthma & Immunology (ACAAI) Annual Scientific Meeting.

Third Quarter 2024 Financial Results

●	Cash and cash equivalents as of September 30, 2024, totaled $92.5 million.

●	Research and development expenses for the quarter ended September 30, 2024, were $14.5 million, including stock-based compensation expenses of $0.6 million.

●	General and administrative expenses for the quarter ended September 30, 2024, were $5.4 million, including stock-based compensation expenses of $1.4 million.

●	Jasper reported a net loss of $18.6 million, or basic and diluted net loss per share attributable to common stockholders of $1.24, for the quarter ended September 30, 2024.

About Briquilimab

Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the cell-surface receptor c-Kit, also known as CD117, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria. Jasper is currently conducting clinical studies of briquilimab as a treatment in patients with CSU or with CIndU and is initiating a clinical study in patients with asthma. Briquilimab is also currently in clinical studies as a conditioning agent for cell therapies for rare diseases. To date, briquilimab has a demonstrated efficacy and safety profile in more than 160 dosed participants and healthy volunteers, with clinical outcomes in CIndU, and as a conditioning agent in severe combined immunodeficiency (SCID), acute myeloid leukemia (AML), myelodysplastic syndromes (MDS), Fanconi anemia (FA), and sickle cell disease (SCD).

About Jasper

Jasper is a clinical-stage biotechnology company developing briquilimab, a monoclonal antibody targeting c-Kit (CD117) as a therapeutic for chronic mast and stem cell diseases such as chronic urticaria and asthma and as a conditioning agent for stem cell transplants for rare diseases such as SCD, FA and SCID. To date, briquilimab has a demonstrated efficacy and safety profile in more than 160 dosed participants and healthy volunteers, with clinical outcomes in CIndU and as a conditioning agent in SCID, AML, MDS, FA, and SCD. For more information, please visit us at www.jaspertherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU, and asthma; the expected number of participants in the 180mg dose cohort in the SPOTLIGHT study; Jasper’s expected timing for presenting full study results for all cohorts of the SPOTLIGHT study; Jasper’s expected timing for presenting initial data from the cohorts of the BEACON study; and Jasper’s expectations regarding the Phase 1b/2a asthma challenge study evaluating briquilimab in asthma, including expected patient enrollment and timing thereof, expected site locations, expected key objectives, expected timing to commence dosing and expected timing to report initial data. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results, including preliminary results for the SPOTLIGHT study reported in this press release, may not be replicated in continuing or future studies and trials; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Alex Gray (investors)
Jasper Therapeutics
650-549-1454
agray@jaspertherapeutics.com

Lauren Walker (media)
Real Chemistry
646-564-2156
lbarbiero@realchemistry.com

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses
Research and development(1)	$14,455	$14,848	$36,049	$37,950
General and administrative(1)	5,434	4,514	14,905	13,186
Total operating expenses	19,889	19,362	50,954	51,136
Loss from operations	(19,889)	(19,362)	(50,954)	(51,136)
Interest income	1,284	1,433	4,120	3,965
Change in fair value of earnout liability	20	334	—	(10)
Change in fair value of common stock warrant liability	—	—	—	(575)
Other expense, net	(52)	51	(114)	(128)
Total other income, net	1,252	1,818	4,006	3,252
Net loss and comprehensive loss	$(18,637)	$(17,544)	$(46,948)	$(47,884)
Net loss per share attributable to common stockholders, basic and diluted	$(1.24)	$(1.60)	$(3.25)	$(4.68)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	15,000,516	10,971,945	14,442,637	10,234,980

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Research and development	$578	$381	$1,400	$1,340
General and administrative	1,420	1,014	3,249	2,713
Total	$1,998	$1,395	$4,649	$4,053

JASPER THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30,	December 31,
Assets	2024	2023
Current assets:
Cash and cash equivalents	$92,502	$86,887
Prepaid expenses and other current assets	2,304	2,051
Total current assets	94,806	88,938
Property and equipment, net	2,071	2,727
Operating lease right-of-use assets	1,106	1,467
Restricted cash	417	417
Other non-current assets	1,013	1,343
Total assets	$99,413	$94,892

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,086	$4,149
Current portion of operating lease liabilities	1,059	972
Earnout liability	—	-
Accrued expenses and other current liabilities	8,314	7,253
Total current liabilities	12,459	12,374
Non-current portion of operating lease liabilities	1,010	1,814
Other non-current liabilities	2,264	2,264
Total liabilities	15,733	16,452

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	300,226	248,039
Accumulated deficit	(216,548)	(169,600)
Total stockholders’ equity	83,680	78,440
Total liabilities and stockholders’ equity	$99,413	$94,892